Exhibit 99.B (n)(1)(i)

AMENDED SCHEDULE A

to the

THIRD AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

Classes of Shares
	A	B	C	I	O	Q	R	W
ING Asia-Pacific Real Estate Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Disciplined International SmallCap Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Diversified International Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Emerging Countries Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Emerging Markets Fixed Income Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING European Real Estate Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Foreign Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Global Bond Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Global Equity Dividend Fund	Ö	Ö	Ö	N/A	Ö	N/A	N/A	Ö
ING Global Natural Resources Fund	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Global Real Estate Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Global Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Greater China Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A	N/A
ING Index Plus International Equity Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A	N/A
ING International Capital Appreciation Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	N/A
ING International Equity Dividend Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	Ö
ING International Growth Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	N/A
ING International Real Estate Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	Ö
ING International SmallCap Multi-Manager Fund	Ö	Ö	Ö	Ö	Ö	Ö	N/A	Ö
ING International Value Choice Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	Ö
ING International Value Opportunities Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Russia Fund	Ö	Ö	Ö	N/A	N/A	Ö	N/A	N/A

Date Last Approved: May 14, 2009